EXHIBIT 10.1
COMCAST CORPORATION
NON-EMPLOYEE DIRECTOR COMPENSATION PLAN
(As Amended And Restated, Effective July 23, 2025)
        1.    BACKGROUND AND PURPOSE
COMCAST CORPORATION, a Pennsylvania corporation, hereby amends and restates the Comcast Corporation Non-Employee Director Compensation Plan, effective July 11, 2023, except as otherwise specifically provided herein. The purpose of the Plan is to provide Non-Employee Directors of COMCAST CORPORATION (the “Company”) with compensation for services to the Company.
2.    DEFINITIONS
              (a)    “Annual Retainer” means the amount payable for service as a Non-Employee Director for a calendar year, as a member of the Board, and as a member of one or more Committees as determined under Paragraph 3(a) of the Plan.

              (b)     “Board” means the Board of Directors of the Company.

              (c)     “Board Meeting” means a meeting of the Board, whether in person or by telephone or video conference.

              (d)     “Committee” means a duly-constituted committee of the Board.

              (e)    “Committee Meeting” means a meeting of a Committee, whether in person or by telephone or video conference, other than a meeting of a Committee that is convened and held during a Board Meeting.

              (f)    “Company” means Comcast Corporation, a Pennsylvania corporation, including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.

              (g)     “Deferred Compensation Plan” means the Comcast Corporation 2005 Deferred Compensation Plan, as amended from time to time, or such other more recently-adopted plan pursuant to which a Non-Employee Director may elect to defer the receipt of compensation for service as a Non-Employee Director.

            (h)    “Director Emeritus” means an individual designated by the Board, in its sole discretion, as Director Emeritus, pursuant to the Board’s Director Emeritus Policy.

(i)    “Fair Market Value” means:

              (i)    If Shares are listed on a stock exchange, Fair Market Value shall be determined based on the last reported sale price of a Share on the principal exchange on which Shares are listed on the date of determination, or if such date is not a trading day, the next trading date.
             (ii)    If Shares are not so listed, but trades of Shares are reported on the Nasdaq National Market, Fair Market Value shall be determined based on the last quoted sale price of a Share on the Nasdaq National Market on the date of determination, or if such date is not a trading day, the next trading date.
              (iii)    If Shares are not so listed nor trades of Shares so reported, Fair Market Value shall be determined by the Committee in good faith.

              (j)    “Non-Employee Director” means an individual who is a member of the Board, and who is not an employee of the Company, including an individual who is a member of the Board and who previously was an employee of the Company.

              (k)    “Omnibus Plan” means the Comcast Corporation 2023 Omnibus Equity Incentive Plan (or any successor plan, pursuant to which the Company grants restricted stock or restricted stock units).

            (l)     “Plan” means the Comcast Corporation Non-Employee Director Compensation Plan, as set forth herein, and as amended from time to time.

              (m)    “Plan Year” means the calendar year.

            (n)    “Restricted Stock Unit” means a Restricted Stock Unit granted under the Omnibus Plan.

              (o)    “Share” means a share of Comcast Corporation Class A Common Stock, par value $0.01.

        3.    NON-EMPLOYEE DIRECTOR COMPENSATION

            (a)    Non-Employee Director Compensation Package. Non-Employee Director compensation for service as a director before October 1, 2025 shall be governed by the terms of the 2002 Comcast Corporation Non-Employee Director Compensation Plan dated as of July 11, 2023. Effective October 1, 2025, Non-Employee Directors shall be entitled to payments, grants and awards determined as follows:

                 (i)     Annual Retainer. The Annual Retainer for service to the Company as a Non-Employee Director shall be $120,000.

                (ii)    Board Meeting Fee; Committee Meeting Fee; Other Assignments. No fee shall be payable for attendance in person or via telephone or video conference at a Board Meeting or Committee Meeting. A fee of $2,500 shall be paid when a member of the Board attends a meeting (other than a Board Meeting or Committee Meeting) or conducts business on behalf of the Company in his or her capacity as a Director.

                (iii)     Annual Retainer: Committee Chairs. The Annual Retainer for service as Chair of the Audit Committee, the Compensation and Human Capital Committee, and the Governance and Corporate Responsibility Committee shall be $40,000. If the Board establishes any other committee of the Board, the Annual Retainer for service as the Chair of such other committee shall be determined upon such committee’s establishment.

                (iv)    Annual Retainer: Committee Members. The Annual Retainer for service as a member of the Audit Committee, the Compensation and Human Capital Committee, and the Governance and Corporate Responsibility Committee shall be $15,000. If the Board establishes any other committee of the Board, the Annual Retainer for service as a member of such other committee shall be determined upon such committee’s establishment.

                (v)    Stock Grants. Except as otherwise specifically provided below, this Paragraph 3(a)(v) shall apply as of November 20 of each Plan Year.

    (A)     The Board shall grant Restricted Stock Units for Shares having a Fair Market Value on the date of grant of $240,000, rounded, if necessary, to the next higher whole Share, provided that the Fair Market Value on the date of grant with respect to each individual who first becomes a Non-Employee Director during a Plan Year, shall be determined as follows:

Date of Commencement of Service as a Non-Employee Director	Fair Market Value of Grant of Restricted Stock Units
November 20 of a Plan Year through the next following February 19	$240,000
February 20 of a Plan Year through the next following May 19	$180,000
May 20 of a Plan Year through next following August 19	$120,000
August 20 of a Plan Year through the next following November 19	$60,000

Each Restricted Stock Unit shall (1) be fully and immediately vested on the date of grant, and (2) bear such other terms and conditions as shall be determined by the Board in its discretion.

                        (B)     In the event that Shares are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up or other substitution of securities of the Company, the number and class of shares of stock subject to the grant of Restricted Stock Units under the Plan shall be adjusted consistent with the adjustment made pursuant to the Omnibus Plan, and such adjustment shall be effective and binding for all purposes of this Plan.

             (b) Payment Practices. Payments, grants and awards described in Paragraph 3(a) of the Plan shall be subject to the following payment practices:

                (i)    Except to the extent deferred under the Deferred Compensation Plan, Annual Retainer payments described in Paragraphs 3(a)(i), 3(a)(iii) and 3(a)(iv) are payable as soon as reasonably practicable following the close of each calendar quarter, in arrears. Payments shall be pro-rated for partial years of service as a Non-Employee Director or on a Committee of the Board, so that a Non-Employee Director shall be entitled to one-quarter of each Annual Retainer payment referenced in this Paragraph 3(b)(i) for each calendar quarter within which such Non-Employee Director has one or more days of service as a Non-Employee Director or as a member of a Committee of the Board, as applicable.

                   (ii)    A Non-Employee Director may elect to receive up to 100% of the Annual Retainer, Committee Retainer, and Meeting Fee amounts described in Paragraph 3(a) in the form of Shares issuable pursuant to a grant of fully-vested Restricted Stock Units under the Omnibus Plan. The number of Shares payable to a Non-Employee Director shall be determined based on the closing price of Shares on the last business day of each calendar quarter and rounded, if necessary, to the next higher whole Share.

              (c)     Special Rules and Payment Practices for Director Emeritus Compensation. A Director Emeritus shall be entitled to compensation in such amounts and for such time periods as set forth in the Company’s Director Emeritus Policy, as amended from time to time.

        4.    ADMINISTRATION OF THE PLAN

        The Plan shall be administered by the Board. Subject to the express terms and conditions set forth in the Plan, the Board shall have the power, from time to time, to interpret the Plan’s provisions, prescribe, amend and rescind rules and regulations for the Plan, and make all other determinations necessary or advisable for the administration of the Plan. The determination of the Board in all matters as stated above shall be conclusive.

        5.    TAXES

        The Company shall withhold the amount of any federal, state, local or other tax, charge or assessment attributable to the grant of any Award or lapse of restrictions under any Award as it may deem necessary or appropriate, in its sole discretion.

        6.    AMENDMENT AND TERMINATION

        The Plan may be amended or terminated by the Board at any time. No accrued right to payment as determined under Paragraph 3 shall be affected by any such termination or amendment without the written consent of the affected Non-Employee Director.

        7.    EFFECTIVE DATE

        The effective date of this amendment and restatement of the Plan is July 11, 2023. The original effective date of the Plan is November 18, 2002.

        8.    GOVERNING LAW

        The Plan and all determinations made and actions taken pursuant to the Plan shall be governed in accordance with Pennsylvania law.

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